At the Company:
Akorn, Inc.
Arthur S. Przybyl, Pres. and CEO
Jeffrey A. Whitnell, CFO
(847) 279-6100

FOR IMMEDIATE RELEASE

                AKORN, INC. REPORTS SECOND QUARTER 2006 REVENUES
                     OF $12.5 MILLION AND 40% GROSS MARGIN

BUFFALO GROVE, IL, JULY 26, 2006 - Akorn, Inc. (AMEX: AKN) today reported net sales of $12.5 million for the second quarter 2006, a decrease of 1% vs. second quarter 2005 net sales of $12.6 million. Gross profit of $5.0 million or 39.7% of second quarter 2006 net sales, represents an increase of 2% vs. gross profit of $4.9 million or 38.6% of net sales for the second quarter 2005. Net loss available to common stockholders for the second quarter 2006 was $(2.2) million, or $(0.03) per diluted share vs. a $(1.0) million net loss available to common stockholders for the second quarter 2005, which included an extraordinary gain of $1.2 million, or $(0.04) per diluted share. During the second quarter of 2006, net loss available to common stockholders was adversely impacted by stock option expense, of $0.5 million.

For the six months ended June 30, 2006, net sales were $42.2 million vs. $22.8 million in the comparative prior year period, an increase of 85.4%. Gross profit was $16.7 million or 39.5% of net sales, vs. $8.2 million or 36.0% of net sales. Net income available to common shareholders was $0.6 million vs. a net loss of $(4.3) million. For the first half of 2006, net income was adversely impacted by stock option expense of $0.7 million and a one-time non-recurring interest expense of $1.1 million.

Highlights since the beginning of 2006 include:

     - Four new business development agreements were signed, two with Natco Pharma Limited, one with Fidia Farmaceutici, S.p.A., and one with Cipla, Ltd., which add nine drugs to Akorn's product development pipeline.

     - Two new contract manufacturing supply agreements were announced, one with X-Gen Pharmaceuticals, Inc. and one with Advanced Vision Research, Inc. We believe that these two agreements will increase Contract Manufacturing sales by approximately 50% on an annualized basis.

     - Seven product approvals were received from the FDA: Brimonidine, Inapsine(R), Orphenadrine, Sufenta(R), Alfenta(R), Amiodarine, and Dilitiazem. Of the seven, one product, Inapsine(R), has already been launched.

     - Eleven ANDA's have been submitted to the FDA. Seven of these ANDA's are from Akorn-Strides, LLC, Akorn's joint venture with Strides Arcolab Limited.

     - $21.4 million in net sales were recognized from an order with the Department of Health and Human Services for Ca-DTPA and Zn-DTPA, two countermeasures for a radiological or nuclear incident.

     - Validation efforts for the lyophilization facility are on schedule to be completed in the third quarter 2006.

     - For the first half of 2006, cash flow from operations was $2.0 million, $19.4 million in new capital was raised, $10.6 million in outstanding debt was retired, and the Series A 6.0% Participating Convertible Preferred Stock was retired.

Arthur S. Przybyl, President and Chief Executive Officer stated, "We remain confident and on track to achieve our objectives for 2006. With continued new product introductions scheduled for the second half of the year combined with increased production volumes, we remain on target to increase year-over-year revenues by 50% while achieving a 40% gross margin and positive net income.

Regulatory product filings and new product approvals should achieve our corporate objectives of twenty and ten, respectively. Our first lyophilized exhibit batch is scheduled to occur on September 27, 2006 and will represent the completion of our lyophilization validation efforts. We anticipate continued investment in business development partnerships in the second half of 2006 that will expand Akorn's product development pipeline. In order to begin clinical development of AK-1015, our specialty pharmaceutical product, we have engaged a contract research organization and expect to file an NDA in 2007.

Lastly, our financial foundation remains strong. As of today, our current cash balance is $20 million, we have access to a $10 million line of credit, and our current asset to current liability ratio is 7:1."

AKORN REITERATES ITS OUTLOOK FOR 2006:

     - 50% Revenue growth generated from new product introductions, increased contract manufacturing business, and our exclusive license for Ca-DTPA and Zn-DTPA.

     -    40% Gross Margin.

     -    Positive Net Income.

     -    Significant Improvement in Cash Flow from Operations.

     -    Debt-free Balance Sheet.

     -    Lyophilization Manufacturing Facility Fully Operational.

CONFERENCE CALL

Akorn will host a conference call on Wednesday July 26, 2006, beginning at 5:00 p.m. Eastern Time to discuss second quarter 2006 operating results. Analysts, investors and other interested parties are invited to participate by visiting the Company's website, www.akorn.com, and clicking on the live webcast icon located on the home page, or http://www.videonewswire.com/event.asp?id=34645. Please plan to log on at least ten minutes prior to the designated start time so management may begin promptly.

ABOUT AKORN, INC.

Akorn, Inc. manufactures and markets sterile specialty Pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic Pharmaceuticals. Additional information is available at the Company's website at www.akorn.com.

Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.

Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

                                   AKORN, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  IN THOUSANDS

                                                                    JUNE 30,    DECEMBER 31,
                                                                      2006          2005
                                                                  (UNAUDITED)     (AUDITED)
                                                                  -----------   ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                       $ 17,781       $    791

   Trade accounts receivable (less allowance for doubtful
      accounts of $3 and $13, respectively)                           4,987          3,222
   Inventories                                                       10,970         10,279
   Prepaid expenses and other current assets                          1,780          1,402
                                                                   --------       --------
      TOTAL CURRENT ASSETS                                           35,518         15,694
PROPERTY, PLANT AND EQUIPMENT, NET                                   31,515         31,071
OTHER LONG-TERM ASSETS
   Intangibles, net                                                   9,509         10,210
   Other                                                                105            120
                                                                   --------       --------
      TOTAL OTHER LONG-TERM ASSETS                                    9,614         10,330
                                                                   --------       --------
      TOTAL ASSETS                                                 $ 76,647       $ 57,095
                                                                   ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Current installments of debt                                    $    380       $  7,044
   Trade accounts payable                                             2,732          3,046
   Accrued compensation                                               1,168          1,519
   Customer accrued liabilities                                         332            135
   Accrued interest payable                                              --          2,514
   Accrued expenses and other liabilities                               730          1,202
                                                                   --------       --------
      TOTAL CURRENT LIABILITIES                                       5,342         15,460
LONG-TERM LIABILITIES
   Long-term debt, less current installments                            408            602
   Product warranty                                                   1,159             --
                                                                   --------       --------
      TOTAL LONG-TERM LIABILITIES                                     1,567            602
                                                                   --------       --------
         TOTAL LIABILITIES                                            6,909         16,062
                                                                   --------       --------
SHAREHOLDERS' EQUITY
   Common stock, no par value -- 150,000,000 shares authorized;
      75,285,018 and 27,618,745 shares issued and outstanding
      at June 30, 2006 and December 31, 2005, respectively          124,907         67,339
   Series A Preferred Stock, $1.00 par value, 257,172 shares
      authorized and issued, 241,122 shares outstanding at
      December 31,2005                                                   --         27,232
   Series B Preferred Stock, $1.00 par value, 170,000 shares
      authorized, 141,000 shares issued, 82,437 outstanding at
      June 30, 2006 and 106,600 outstanding at December 31,
      2005                                                            8,589         10,758
   Warrants to acquire common stock                                  13,631         13,696
   Accumulated deficit                                              (77,389)       (77,992)
                                                                   --------       --------
      TOTAL SHAREHOLDERS' EQUITY                                     69,738         41,033
                                                                   --------       --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 76,647       $ 57,095
                                                                   --------       --------

                                   AKORN, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       IN THOUSANDS, EXCEPT PER SHARE DATA
                                   (UNAUDITED)

                                               THREE MONTHS ENDED    SIX MONTHS ENDED
                                                    JUNE 30,             JUNE 30,
                                               ------------------   -----------------
                                                 2006      2005       2006      2005
                                                -------   -------   -------   -------
Revenues                                        $12,475   $12,578   $42,205   $22,759
Cost of sales                                     7,520     7,726    25,517    14,564
                                                -------   -------   -------   -------
      GROSS PROFIT                                4,955     4,852    16,688     8,195
Selling, general and administrative expenses      4,669     3,699     9,153     7,067
Amortization and write-down of intangibles          350       425       701       804
Research and development expenses                 2,121     1,423     4,166     2,765
                                                -------   -------   -------   -------
      TOTAL OPERATING EXPENSES                    7,140     5,547    14,020    10,636
                                                -------   -------   -------   -------
      OPERATING INCOME (LOSS)                    (2,185)     (695)    2,668    (2,441)
Interest income/(expense) - net                     234      (584)   (1,085)   (1,110)
Debt Retirement Gain/(Expense)                       --     1,212      (391)    1,212
Other Expense                                       (12)       --       (29)       --
                                                -------   -------   -------   -------
      INCOME/(LOSS) BEFORE INCOME TAXES          (1,963)      (67)    1,163    (2,339)
Income tax provision                                           --        --        15
                                                -------   -------   -------   -------
      NET INCOME/(LOSS)                          (1,963)      (67)    1,163    (2,354)
Preferred stock dividends and adjustments          (234)     (915)     (560)   (1,976)
                                                -------   -------   -------   -------
      NET INCOME/(LOSS) AVAILABLE TO COMMON
      STOCKHOLDERS                              $(2,197)  $  (982)  $   603   $(4,330)
                                                =======   =======   =======   =======
NET INCOME/(LOSS) PER SHARE:
   BASIC                                        $ (0.03)  $ (0.04)  $  0.01   $ (0.17)
                                                =======   =======   =======   =======
   DILUTED                                      $ (0.03)  $ (0.04)  $  0.01   $ (0.17)
                                                =======   =======   =======   =======
SHARES USED IN COMPUTING NET LOSS PER SHARE:
   BASIC                                         74,853    25,961    68,321    25,601
                                                =======   =======   =======   =======
   DILUTED                                       74,853    25,961    76,481    25,601
                                                =======   =======   =======   =======

                                   AKORN, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  IN THOUSANDS
                                   (UNAUDITED)

                                                             SIX MONTHS
                                                           ENDED JUNE 30
                                                         -----------------
                                                           2006      2005
                                                         -------   -------
OPERATING ACTIVITIES
Net income (loss)                                        $ 1,163   $(2,354)
Adjustments to reconcile net loss to net cash used in
   operating activities:
   Depreciation and amortization                           1,645     3,413
   Amortization of debt discounts                          1,059       553
      Advances to Strides Arcolab Limited                     --    (1,500)
      Gain on Retirement of Debt                              --    (1,212)
   Non-cash stock compensation expense                       978       150
   Changes in operating assets and liabilities:
      Trade accounts receivable                           (1,765)      849
      Inventories                                           (691)     (227)
      Prepaid expenses and other current assets             (363)      365
      Trade accounts payable                                (314)   (2,382)
      Product warranty                                     1,159
      Accrued customer liability                             197        --
      Accrued expenses and other liabilities              (1,039)      227
                                                         -------   -------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        2,029    (2,118)
INVESTING ACTIVITIES
Purchases of property, plant and equipment                (1,388)     (357)
Purchase of intangible assets                                 --       (75)
                                                         -------   -------
NET CASH USED IN INVESTING ACTIVITIES                     (1,388)     (432)
FINANCING ACTIVITIES
Repayment of long-term debt                               (2,917)     (167)
Repayment of NeoPharm Debt                                    --    (2,500)
Net borrowings under lines of credit                          --       663
Proceeds from common stock and warrant offering           18,078        --
Proceeds from warrants exercised                             888        37
Restricted Stock - employee redemption                      (316)       --
Proceeds under stock option and stock purchase plans         616       444
                                                         -------   -------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       16,349    (1,523)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          16,990    (4,073)
Cash and cash equivalents at beginning of period             791     4,110
                                                         -------   -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $17,781   $    37
                                                         =======   =======
Amount paid for interest (net of capitalized interest)       561       365
Amount paid/(refunded) for income taxes                  $     2   $    72